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Exhibit 11.0 -  Computation of Earnings per Share

The following represents the computation of earnings per share reflecting the assumption that the granted shares under the option and warrants plan which would be dilutive will be exercised.


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


                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                        2002              2001
                                                                                    --------------    --------------


Net earnings                                                                             $787,321          $457,458
Less:  Compensation  expense  relating  to  assumed  conversion  of  warrants  and
options, net of tax                                                                             -          (92,367)
                                                                                    --------------    --------------

Adjusted net earnings for computation                                                    $787,321          $365,091
                                                                                    ==============    ==============


Weighted average common shares outstanding                                             12,265,250        12,165,250

Common share equivalents relating to stock options and warrants                           131,641           525,167
                                                                                    --------------    --------------

Adjusted common and common equivalent shares for computation                           12,396,891        12,690,417
                                                                                    ==============    ==============

Net earnings per share:

      Basic                                                                                 $0.06             $0.04

      Diluted                                                                               $0.06             $0.03

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The accompanying notes are an integral part of the statements.